UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 31, 2015

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue Suite 100 Oklahoma City, OK		73134
(Address of principal executive offices)		(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 31, 2015, Gulfport Energy Corporation (“Gulfport”) completed its previously announced acquisition of Paloma Partners III, LLC (“Paloma”), an unrelated third party, for a total purchase price of approximately $301.9 million, including certain closing adjustments (the “Paloma Acquisition”). Paloma holds approximately 24,000 net nonproducing acres in the core of the dry gas window of the Utica Shale, located in Belmont and Jefferson Counties, Ohio. The acreage included in the Paloma Acquisition overlaps with a number of Gulfport’s currently planned units and is located in the vicinity of existing interstate pipelines with gathering and compression infrastructure already under development. Gulfport currently intends to add one rig to operate on this acreage beginning in the fourth quarter of 2015. Gulfport funded the Paloma Acquisition with a portion of the net proceeds from its previously completed securities offerings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: September 4, 2015	By:	/s/ Aaron Gaydosik
Aaron Gaydosik Chief Financial Officer